                                                                       Exhibit 8






                                 April 23, 2002


John Deere Capital Corporation
One John Deere Road
Moline, IL 61265




Ladies and Gentlemen:

                  In connection with the issuance by John Deere Capital Corporation (the "Company"), of up to $4,845,850,000 aggregate principal amount of its Medium-Term Notes, Series D, Due from 9 Months to 30 Years from Date of Issue, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Federal Income Taxation" in the Prospectus Supplement dated April 23, 2002 relating to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 23, 2002 (the "April 23, 2002 Registration Statement"), which also constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-62622) to which April 23, 2002 Registration Statement this consent is an exhibit.




                                            Very truly yours,




                                            /s/ Shearman & Sterling